Exhibit 10.1

Stock Option

Granted by

THE BANCORP, INC.

under the

THE BANCORP, INC.
STOCK OPTION AND EQUITY PLAN OF 2013

This Stock Option Award Agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the Stock Option and Equity Plan of 2013 (the “Plan”) of The Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

Name of Participant:

Date of Grant:  ____________, 2013.

Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option: _________________

(subject to adjustment pursuant to Section 9 below).

•	This is a Non-Qualified Option.

4.             Exercise price per share:     $ _____________
(subject to adjustment pursuant to Section 9 below)

5.            Expiration Date of Option:  ____________, 2023.
6.            Vesting Schedule.  Except as otherwise provided in this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein.
The Options granted under this Agreement shall vest in four (4) equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant, or _____________, 2014, and succeeding installments on each anniversary thereafter, through ___________, 2017.  To the extent the Options awarded to you are not equally divisible by “4,” any excess Options shall vest on ___________, 2014.

Notwithstanding the above vesting schedule, vesting may accelerate pursuant to the events listed in Section 10 of this Agreement (e.g., death, Disability, Retirement or Change in Control).
This Option may not be exercised at any time on or after the Option’s expiration date.
7.            Exercise Procedure.
7.1
Delivery of Notice of Exercise of Option.  This Option will be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:

by tendering shares of Common Stock valued at Fair Market Value (as defined in Section 7.2 below) as of the day of exercise;

by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise;

by a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option;

by cash, certified or cashier’s check;

(v)           by other property deemed acceptable by the Committee; or

(vi)           by any combination thereof.

7.2	“Fair Market Value” shall have the meaning set forth in Section 2(m) of the Plan.

8.           Delivery of Shares.

Delivery of Shares.  Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.             Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 5(d) of the Plan.

10.           Termination of Option and Accelerated Vesting.
This Option will terminate upon the expiration date, except as set forth in the following  provisions:
(i)
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, all non-vested Options will vest over a one year period beginning on the date of death.  This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the date of death, subject to termination on the expiration date of this Option, if earlier.

(ii)
Disability.  In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, all non-vested Options will vest over a one year period beginning on the date of the Termination of Service. This Option may thereafter be exercised for a period of one (1) year from the date of such Termination of Service by reason of Disability, subject to termination on the Option’s expiration date, if earlier.

(iii)
Retirement.  In the event of the Participant’s Termination of Service by reason of the Participant’s Retirement, all non-vested Options will vest over a one year period beginning on the date of the Termination of Service. This Option may thereafter be exercised for a period of one (1) year from the date of such Termination of Service by reason of Retirement, subject to termination on the Option’s expiration date, if earlier.  Notwithstanding the foregoing, an Employee who continues to serve as a Director or as a consultant to the Company or the Bank following Termination of Service shall continue to vest in his or her Awards and shall not be deemed to have terminated Service due to Retirement until Service in all such capacities has terminated.

(iv)	Termination for Cause. If the Participant’s Termination of Service is for Cause, all Options that have not been exercised will expire and be forfeited.

(v)
A Change in Control. In the event of a Change in Control, if you involuntarily forfeit your current position or if you will be employed at a significantly lower salary, all Options will become fully exercisable, subject to the expiration provisions otherwise applicable to the Option.  In addition, all Options may become fully exercisable pursuant to Sections 18 (a) and 18(b) of the Plan.  This Option may thereafter be exercised for a period of one (1) year.  A “Change in Control” will be deemed to have occurred as provided in Section 2(b) of the Plan.

(vi)
Other Termination.  If the Participant’s Termination of Service is for any reason other than death, Disability, Retirement, for Cause or following a Change of Control, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three (3) months following termination, subject to termination on the Option’s expiration date, if earlier.

11.           Miscellaneous.

11.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.3
In the discretion of the Committee, a non-qualified Option granted under the Plan may be transferable by the Participant; provided, however, that such  transfers are made pursuant to the terms of Section 17 of the Plan.

11.4	This Option will be governed by and construed in accordance with the laws of the State of Delaware.

11.5	The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any subsidiary.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

THE BANCORP, INC.

By:
Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the Company’s Stock Option and Equity Plan of 2013.  The undersigned hereby acknowledges receipt of a copy of the Company’s Stock Option and Equity Plan of 2013.

PARTICIPANT

EXHIBIT A

NOTICE OF EXERCISE OF OPTION

I hereby exercise the stock option (the “Option”) granted to me by The Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and The Bancorp, Inc. Stock Option and Equity Plan of 2013 (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $_____________ per share.

Enclosed please find (check one):

___	Cash or personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.

___	Stock of the Company with a fair market value of $______ in full/partial payment of the purchase price.*

___	My check in the sum of $_______ and stock of the Company with a fair market value of $______, in full/partial payment of the purchase price.*

___	Please sell ______ shares from my Option shares through a broker in full/partial payment of the purchase price.

I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

I hereby represent that it is my intention to acquire these shares for the following purpose:

___           investment
___           resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: ____________, _____.
Participant’s signature

*           If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.